Addendum 1 to Master Channel Agreement

This Addendum No. 1 (the “Addendum”) is entered into effective as of January 16, 2012 (the “Addendum Effective Date”) by and between EC America, Inc. (“immix”) and Sourcefire, Inc. (“Manufacturer”) and modifies the Master Channel Agreement dated March 21, 2011 by and between immix, Sourcefire and immixGroup, Inc. (the “Agreement”). All capitalized terms used in this Addendum and not defined herein shall have the meaning given to them in the Agreement.

Effective as of the Addendum Effective Date, Manufacturer and immix agree that the Agreement shall be modified as follows:

1. Subject to the terms of this Addendum, immix and its Affiliates will be permitted to sell Products, Support and Product Services to immix’s Authorized Reseller for resale on the New York Office of General Services (“NY OGS”) contract held by the Authorized Reseller (the “NY OGS Contract”).

2. The parties agree that all Products, Support and Product Services supplied or manufactured by Manufacturer and sold or supplied for the NY OGS Contract shall be supplied and sold pursuant to (a) the terms and conditions of the Agreement and (b) the warranties contained in Section 72(d) of Appendix B (General Specifications) of NY OGS Contract Solicitation, “RFP 21350, Group 77018 Comprehensive Telecommunications Equipment and Solutions (2009 Version).”

3. In the event of a conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall control with respect to such conflict.

4. Except as modified by this Addendum, the terms of the Agreement remain in full force and effect.

The parties executing this Addendum as of the Addendum Effective Date set forth above represent that they are duly authorized to do so and shall be the parties notified in the event of any questions, concerns or disputes pertaining to this Addendum.

EC America, Inc.	Sourcefire, Inc.

/s/ Skip Liesegang	/s/ Nick Margarites
Name: Skip Liesegang	Name: Nick Margarites

Title: Vice President	Title: Vice President, Finance

Date: 01/16/2012	Date: 01/16/2012